EXHIBIT 5.1

Vedder Price                           VEDDER, PRICE, KAUFMAN & KAMMHOLZ
                                       222 NORTH LASALLE STREET
                                       CHICAGO, ILLINOIS 60601-1003
                                       312-609-7500
                                       FACSIMILE: 312-609-5005

                                       A PARTNERSHIP INCLUDING VEDDER, PRICE,
                                       KAUFMAN & KAMMHOLZ, P.C.
                                       WITH OFFICES IN CHICAGO AND NEW YORK CITY

                                       November 2, 1999

Wintrust Financial Corporation
727 North Bank Lane
Lake Forest, Illinois  60045

     Re:  Registration Statement on Form S-3
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Gentlemen:

     We are acting as special counsel to Wintrust Financial Corporation, an Illinois corporation (the "Company"), in connection with the filing with the Securities and Exchange Commission of a Registration Statement on Form S-3 (the "Registration Statement") relating to up to 227,635 shares of the Company's common stock, without par value (the "Common Stock"). The Common Stock is being offered for sale by certain shareholders of the Company who received the shares in payment of part of the purchase price of the Company's acquisition of Tricom, Inc. The Company is registering the shares to enable the selling shareholders to resell the shares in the public market from time to time or on a delayed basis.

     In connection with our opinion, we have examined originals, or copies, certified or otherwise identified to our satisfaction, of the Registration Statement, the Amended and Restated Articles of Incorporation and the By-Laws of the Company, as well as such other corporate records, documents and other papers as we deemed necessary to examine for purposes of this opinion. We have assumed the authenticity, accuracy and completeness of all documents submitted to us as originals, the conformity to authentic original documents of all documents submitted to us as certified, conformed or photostatic copies and the genuineness of all signatures.

     Based on the foregoing, we are of the opinion that the 227,635 shares of Common Stock offered pursuant to the Registration Statement have been duly authorized and validly issued and are fully paid and nonassessable shares of Common Stock.

     The opinion expressed herein is limited to the Federal securities laws and the laws of the State of Illinois currently in effect.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading "Legal Matters" in the Prospectus included therein.

                                       Very truly yours,


                                       VEDDER, PRICE, KAUFMAN & KAMMHOLZ